Exhibit 99.1

Xponential Fitness, Inc. Announces First Quarter 2024 Financial Results

•	Grew Q1 2024 revenue 12% and North America system-wide sales[1] 25%, compared to Q1 2023

•	Sold 173 franchise licenses and opened 111 new studios in Q1 2024

•	For full year 2024, Company reaffirms outlook of 550 new studio openings, $1.710 billion in system-wide sales, 8% growth in revenue and 31% growth in Adjusted EBITDA[4]

IRVINE, Calif. –(BUSINESS WIRE)– Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), one of the leading global franchisors of boutique health and wellness brands, today reported financial results for the first quarter ended March 31, 2024. All financial data included in this release refer to global numbers, unless otherwise noted. All KPI information is presented on an adjusted basis to include historical information of Lindora prior to its acquisition by the Company in January 2024, and to exclude historical information of Stride prior to its divestiture by the Company in February 2024. Definitions for the non-GAAP measures and a reconciliation to the corresponding GAAP measures are included in the tables that accompany this release.

Financial Highlights: Q1 2024 Compared to Q1 2023

•	Grew revenue 12% to $79.5 million.

•	Increased North America system-wide sales[1] by 25% to $401.1 million.

•	Reported North America same store sales[2] growth of 9%, compared to growth of 19%.

•	Reported North America quarterly run-rate average unit volume (AUV)[3] of $596,000, compared to $547,000.

•

Posted net loss of $4.4 million, or a loss of $0.30 per basic share, on a share count of 31.1 million shares of Class A Common Stock, compared to a net loss of $15.0 million, or a loss of $1.38 per basic share, on a share count of 30.8 million shares of Class A Common Stock.

•	Posted adjusted net income of $9.1 million, or earnings of $0.15 per basic share, compared to adjusted net income of $1.3 million, or a loss of $0.02 per basic share.

•	Reported Adjusted EBITDA[4] of $29.8 million, compared to $22.9 million.

“2024 is off to a strong start,” said Anthony Geisler, CEO of Xponential Fitness, Inc. “Adjusted EBITDA margins in the first quarter expanded to 38% of revenue, fueled by continued growth in our studio footprint and leaner operating expenses.”

Results for the First Quarter Ended March 31, 2024

For the first quarter of 2024, total revenue increased $8.8 million, or 12%, to $79.5 million, up from $70.7 million in the prior year period. This increase was primarily due to an increase in the number of operating studios, and North America same store sales increase of 9%.

Net loss totaled $4.4 million, or a loss of $0.30 per basic share, compared to net loss of $15.0 million, or a loss of $1.38 per basic share, in the prior year period. The improved net loss was the result of $5.6 million of higher overall profitability, an $11.2 million decrease in acquisition and transaction expenses, which includes non-cash contingent consideration primarily related to the Rumble acquisition, and a $2.1 million decrease in non-cash equity-based compensation expense; offset by an $8.1 million increase in restructuring and related costs from our company-owned transition studios and a $0.3 million increase in loss on brand divestiture. Please see the table at the end of this press release for a calculation of the loss per share for the quarter ended March 31, 2024.

Adjusted net income for the first quarter of 2024, which excludes the $4.5 million in acquisition and transaction expenses primarily related to the non-cash contingent consideration for the Rumble acquisition, $0.6 million related to the re-measurement of the Company’s tax receivable agreement, $0.3 million loss on brand divestiture, and $8.1 million related to restructuring and related charges, was $9.1 million, or earnings of $0.15 per basic share, on a share count of 31.1 million shares of Class A Common Stock.

Adjusted EBITDA, which is defined as net income (loss) before interest, taxes, depreciation and amortization, adjusted for equity-based compensation and related employer payroll taxes, acquisition and transaction expenses, litigation expenses (outside of the ordinary course of business), financial transaction fees and related expenses, tax receivable agreement remeasurement, loss on brand divestiture, and restructuring and related charges, increased to $29.8 million, up 30% from $22.9 million in the prior year period.

Liquidity and Capital Resources

As of March 31, 2024, the Company had approximately $27.2 million of cash, cash equivalents and restricted cash and $331.4 million in total long-term debt. Net cash provided by operating activities was $2.7 million for the three months ended March 31, 2024.

2024 Outlook

The Company is re-affirming its full-year 2024 guidance, which compares to 2023 results as follows:

•	Gross new studio openings in the range of 540 to 560;

•	North America system-wide sales in the range of $1.705 billion to $1.715 billion;

•	Revenue in the range of $340.0 million to $350.0 million, or an increase of 8% at the midpoint; and

•	Adjusted EBITDA in the range of $136.0 million to $140.0 million, or an increase of 31% at the midpoint.

Additional key assumptions for full year 2024 include:

•	Tax rate in the mid-to-high single digits;

•

Share count of 31.5 million shares of Class A Common Stock for the GAAP EPS and Adjusted EPS calculations. A full explanation of the Company’s share count calculation and associated EPS and Adjusted EPS calculations can be found in the tables at the end of this press release; and

•	$1.9 million in quarterly dividends paid related to the Company’s Convertible Preferred Stock.

We are not able to provide a quantitative reconciliation of the estimated full-year Adjusted EBITDA for fiscal year ending December 31, 2024 without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, TRA remeasurements, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

First Quarter 2024 Conference Call

The Company will host a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss its first quarter 2024 financial results. Participants may join the conference call by dialing 1-877-407-9716 (United States) or 1-201-493-6779 (International).

A live webcast of the conference call will also be available on the Company’s Investor Relations site at https://investor.xponential.com/. For those unable to participate in the conference call, a telephonic replay of the call will be available shortly after the completion of the call, until 11:59 p.m. ET on Thursday, May 16, 2024, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13745133.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to make health and wellness accessible to everyone, the Company operates a diversified platform of ten brands spanning across verticals including Pilates, indoor cycling, barre, stretching, rowing, dancing, boxing, strength training, metabolic health, and yoga. In partnership with its franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states and 22 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; CycleBar, the largest indoor cycling brand in the United States; StretchLab, the largest assisted stretching brand in the United States offering one-on-one and group stretching services; Row House, the largest franchised indoor rowing brand in the United States; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; Rumble, a boxing-inspired full body workout; BFT, a functional training and strength-based program; and Lindora, a leading provider of medically guided wellness and metabolic health solutions. For more information, please visit the Company’s website at xponential.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe non-GAAP financial measures are useful in evaluating our operating performance. We use certain non-GAAP financial information, such as EBITDA, Adjusted EBITDA, adjusted net income (loss), and adjusted net earnings (loss) per share, which exclude certain non-operating or non-recurring items, including but not limited to, equity-based compensation expenses, acquisition and transaction expenses (income), litigation expenses, financial transaction fees and related expenses, tax receivable agreement remeasurement, impairment of goodwill and other assets, loss on brand divestiture and charges incurred in connection with our restructuring plan that we believe are not representative of our core business or future operating performance, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with comparable GAAP financial measures, is helpful to investors because it provides consistency and comparability with past financial performance and provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We seek to compensate such limitations by providing a detailed reconciliation for the non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business. For a reconciliation of non-GAAP to GAAP measures discussed in this release, please see the tables at the end of this press release.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, without limitation, statements relating to expected growth of our business; projected number of new studio openings; profitability; the expected impact of our movement away from company-owned transition studios; anticipated industry trends; projected financial and performance information such as system-wide sales; and other statements under the section “2024 Outlook”; our competitive position in the boutique fitness and broader health and wellness industry; and ability to execute our business strategies and our strategic growth drivers. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2023, filed by Xponential with the SEC, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Addo Investor Relations

investor@xponential.com

(310) 829-5400

Xponential Fitness, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share amounts)

	March 31, 2024	December 31, 2023
Assets
Current Assets:
Cash, cash equivalents and restricted cash	$27,218	$37,094
Accounts receivable, net	32,242	32,751
Inventories	15,270	14,724
Prepaid expenses and other current assets	5,661	5,856
Deferred costs, current portion	7,332	6,620
Notes receivable from franchisees, net	65	203

Total current assets	87,788	97,248
Property and equipment, net	19,436	19,502
Right-of-use assets	55,623	71,413
Goodwill	173,947	171,601
Intangible assets, net	124,105	120,149
Deferred costs, net of current portion	45,546	46,541
Notes receivable from franchisees, net of current portion	647	802
Other assets	1,350	1,442

Total assets	$508,442	$528,698

Liabilities, redeemable convertible preferred stock and equity (deficit)
Current Liabilities:
Accounts payable	$24,995	$19,119
Accrued expenses	12,734	14,088
Deferred revenue, current portion	30,110	34,674
Current portion of long-term debt	5,147	4,760
Other current liabilities	19,409	19,666

Total current liabilities	92,395	92,307
Deferred revenue, net of current portion	115,866	117,305
Contingent consideration from acquisitions	12,971	8,666
Long-term debt, net of current portion, discount and issuance costs	318,812	319,261
Lease liability	54,258	70,141
Other liabilities	5,625	9,152

Total liabilities	599,927	616,832
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value, 400 shares authorized, 115 shares issued and outstanding as of March 31, 2024 and December 31, 2023	122,766	114,660
Stockholders’ equity (deficit):
Undesignated preferred stock, $0.0001 par value, 4,600 shares authorized, none issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Class A common stock, $0.0001 par value, 500,000 shares authorized, 31,582 and 30,897 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	3	3
Class B common stock, $0.0001 par value, 500,000 shares authorized, 16,488 and 16,566 shares issued, and 16,413 and 16,491 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	506,017	521,998
Receivable from shareholder	(15,775)	(15,426)
Accumulated deficit	(632,994)	(630,127)
Treasury stock, at cost, 75 shares outstanding as of March 31, 2024 and December 31, 2023	(1,697)	(1,697)

Total stockholders’ deficit attributable to Xponential Fitness, Inc.	(144,444)	(125,247)
Noncontrolling interests	(69,807)	(77,547)

Total stockholders’ deficit	(214,251)	(202,794)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$508,442	$528,698

Xponential Fitness, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue, net:
Franchise revenue	$41,754	$32,966
Equipment revenue	13,900	13,094
Merchandise revenue	8,173	7,164
Franchise marketing fund revenue	7,832	6,211
Other service revenue	7,862	11,255

Total revenue, net	79,521	70,690
Operating costs and expenses:
Costs of product revenue	14,391	14,035
Costs of franchise and service revenue	5,121	4,032
Selling, general and administrative expenses	37,155	34,885
Depreciation and amortization	4,436	4,197
Marketing fund expense	6,515	5,006
Acquisition and transaction expenses	4,515	15,742

Total operating costs and expenses	72,133	77,897

Operating income (loss)	7,388	(7,207)
Other (income) expense:
Interest income	(363)	(636)
Interest expense	11,545	7,977
Other expense	609	554

Total other expense	11,791	7,895

Loss before income taxes	(4,403)	(15,102)
Income tax benefit	(47)	(123)

Net loss	(4,356)	(14,979)
Less: net loss attributable to noncontrolling interests	(1,489)	(4,996)

Net loss attributable to Xponential Fitness, Inc.	$(2,867)	$(9,983)

Net loss per share of Class A common stock:
Basic	$(0.30)	$(1.38)
Diluted	$(0.30)	$(1.38)
Weighted average shares of Class A common stock outstanding:
Basic	31,125	30,754
Diluted	31,125	30,754

Xponential Fitness, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited) (in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,356)	$(14,979)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,436	4,197
Amortization and write off of debt issuance costs	72	283
Amortization and write off of discount on long-term debt	1,325	609
Change in contingent consideration from acquisitions	4,087	15,742
Non-cash lease expense	2,205	1,212
Bad debt expense (recovery)	(8)	(21)
Equity-based compensation	3,942	6,056
Non-cash interest	(318)	(478)
Gain on disposal of assets	(2,905)	—
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	524	3,230
Inventories	(546)	(2,098)
Prepaid expenses and other current assets	195	(3,083)
Operating lease liabilities	(1,657)	(1,228)
Deferred costs	283	138
Notes receivable, net	1	2
Accounts payable	4,782	2,794
Accrued expenses	(2,320)	433
Other current liabilities	2,389	(1,800)
Deferred revenue	(6,003)	624
Other assets	92	(68)
Other liabilities	(3,525)	(214)

Net cash provided by operating activities	2,695	11,351
Cash flows from investing activities:
Purchases of property and equipment	(855)	(2,127)
Proceeds from sale of assets	346	—
Purchase of intangible assets	(509)	(470)
Notes receivable payments received	314	212
Acquisition of business	(8,500)	—

Net cash used in investing activities	(9,204)	(2,385)
Cash flows from financing activities:
Borrowings from long-term debt	38,701	126,100
Payments on long-term debt	(39,891)	(1,065)
Debt issuance costs	(269)	(115)
Payment of preferred stock dividend	(1,872)	(1,320)
Payments for taxes related to net share settlement of restricted share units	—	(7,935)
Payments for redemption of preferred stock	—	(130,766)
Payments for distributions to Pre-IPO LLC Members	(36)	—
Loan to shareholder	—	(3,100)

Net cash used in financing activities	(3,367)	(18,201)

Decrease in cash, cash equivalents and restricted cash	(9,876)	(9,235)
Cash, cash equivalents and restricted cash, beginning of period	37,094	37,370

Cash, cash equivalents and restricted cash, end of period	$27,218	$28,135

Xponential Fitness, Inc.

Net Loss to GAAP EPS Per Share

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Numerator:
Net loss	$(4,356)	$(14,979)
Less: net loss attributable to noncontrolling interests	4,939	24,588
Less: dividends on preferred shares	(1,863)	(2,069)
Less: deemed dividend	(8,106)	(62,660)
Add: deemed contribution from redemption of convertible preferred stock	—	12,679

Net loss attributable to XPO Inc. - basic and diluted	(9,386)	(42,441)

Denominator:
Weighted average shares of Class A common stock outstanding—basic and diluted	31,125	30,754

Net loss per share attributable to Class A common stock - basic	$(0.30)	$(1.38)
Net loss per share attributable to Class A common stock - diluted	$(0.30)	$(1.38)

Anti-dilutive shares excluded from diluted loss per share of Class A common stock:
Restricted stock units	1,291	1,781
Conversion of Class B common stock to Class A common stock	16,413	16,656
Convertible preferred stock	7,963	7,963
Treasury share options	75	75
Rumble contingent shares	2,024	2,024
Profits interests, time vesting	1	4

Xponential Fitness, Inc.

Reconciliations of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Net loss	$(4,356)	$(14,979)
Interest expense, net	11,182	7,341
Income tax benefit	(47)	(123)
Depreciation and amortization	4,436	4,197

EBITDA	11,215	(3,564)
Equity-based compensation	3,942	6,056
Employer payroll taxes related to equity-based compensation	313	474
Acquisition and transaction expenses	4,515	15,742
Litigation expenses	698	2,045
Financial transaction fees and related expenses	195	1,565
TRA remeasurement	609	554
Loss on brand divestiture	279	—
Restructuring and related charges	8,064	—

Adjusted EBITDA	$29,830	$22,872

	Three Months Ended March 31,
	2024	2023
Net loss	$(4,356)	$(14,979)
Acquisition and transaction expenses	4,515	15,742
TRA remeasurement	609	554
Loss on brand divestiture	279	—
Restructuring and related charges	8,064	—

Adjusted net income	$9,111	$1,317

Adjusted net income attributable to noncontrolling interest	3,153	496
Adjusted net income attributable to Xponential Fitness, Inc.	5,958	821
Dividends on preferred shares	(1,218)	(1,290)

Earnings (loss) per share - basic numerator	$4,740	$(469)

Add: Adjusted net income (loss) attributable to noncontrolling interest	3,153	—
Add: Dividends on preferred shares	1,218	—

Earnings (loss) per share - diluted numerator	$9,111	$(469)

Adjusted net earnings (loss) per share - basic	$0.15	$(0.02)
Weighted average shares of Class A common stock outstanding - basic	31,125	30,754
Adjusted net earnings (loss) per share - diluted	$0.16	$(0.02)
Effect of dilutive securities:
Convertible preferred stock	7,963	—
Conversion of Class B common stock to Class A common stock	16,468	—

Weighted average shares of Class A common stock outstanding - diluted	55,556	30,754
Shares excluded from diluted earnings per share of Class A common stock
Restricted stock units	1,291	1,781
Convertible preferred stock	—	7,963
Conversion of Class B common stock to Class A common stock	—	16,656
Treasury share options	75	75
Rumble contingent shares	2,024	2,024
Profits interests, time vesting	1	4

Note: The above adjusted net income (loss) per share is computed by dividing the adjusted net income (loss) attributable to holders of Class A common stock by the weighted average shares of Class A common stock outstanding during the period. Total share count does not include potential future shares vested upon achieving certain earn-out thresholds. Net income, however, continues to take into account the non-cash contingent liability primarily attributable to Rumble.

Footnotes

1.

System-wide sales represent gross sales by all North America studios. System-wide sales include sales by franchisees that are not revenue realized by us in accordance with GAAP. While we do not record sales by franchisees as revenue, and such sales are not included in our consolidated financial statements, this operating metric relates to our revenue because we receive approximately 7% and 2% of the sales by franchisees as royalty revenue and marketing fund revenue, respectively. We believe that this operating measure aids in understanding how we derive our royalty revenue and marketing fund revenue and is important in evaluating our performance. System-wide sales growth is driven by new studio openings and increases in same store sales. Management reviews system-wide sales weekly, which enables us to assess changes in our franchise revenue, overall studio performance, the health of our brands and the strength of our market position relative to competitors.

2.

Same store sales refer to period-over-period sales comparisons for the base of studios. In accordance with industry standard, we define the same store sales base to include studios in North America that are in traditional studio locations and that have generated positive sales for at least 13 consecutive calendar months as of the measurement date. Any transfer of ownership of an existing studio does not affect this metric. We measure same store sales based solely upon monthly sales as reported by franchisees. This measure highlights the performance of existing studios, while excluding the impact of new studio openings. Management reviews same store sales to assess the health of the franchised studios.

3.

AUV is calculated by dividing sales during the applicable period for all studios being measured by the number of studios being measured. Quarterly run-rate AUV consists of average quarterly sales activity for all North America traditional studio locations that are at least 6 months old at the beginning of the respective quarter, and that have non-zero sales in the period, multiplied by four. Monthly run-rate AUV is calculated as the monthly AUV multiplied by twelve, for studios that are at least 6 months old at the beginning of the respective month, operate in traditional locations and have non-zero sales. AUV growth is primarily driven by changes in same store sales and is also influenced by new studio openings. Management reviews AUV to assess studio economics.

4.

We define Adjusted EBITDA as EBITDA (net income/loss before interest, taxes, depreciation and amortization), adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include equity-based compensation and related employer payroll taxes, acquisition and transaction expenses (income) (including change in contingent consideration and transaction bonuses), litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business), fees for financial transactions, such as secondary public offering expenses for which we do not receive proceeds (including bonuses paid to executives related to completion of such transactions) and other contemplated corporate transactions, expense related to the remeasurement of our TRA obligation, expense related to loss on impairment or write down of goodwill and other assets, loss on brand divestiture and restructuring and related charges incurred in connection with our restructuring plan that we do not believe reflect our underlying business performance and affect comparability. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.